UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

GenVec, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	000-24469 (Commission File Number)	23-2705690 (I.R.S. Employer Identification No.)

910 Clopper Road Suite 220N Gaithersburg, Maryland	20878 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (240) 632-0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The GenVec, Inc. (the “Company”) 2016 Annual Meeting of Shareholders was held on October 20, 2016. The proposals voted on at the meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 12, 2016 (the “Proxy Statement”). Results of votes with respect to those proposals are set forth below. All of the proposals submitted to shareholders were approved.

Proposal 1

To elect the two directors to the Board of Directors as set forth in the Proxy Statement, each to serve for a term of three years or until his successor is qualified and elected. The votes regarding these nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
William N. Kelley, M.D.	7,150,447	1,799,015	8,198,551
Quinterol J. Mallette, M.D.	7,529,793	1,419,669	8,198,551

Proposal 2

To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (in the event it is deemed by the Board of Directors to be advisable) to effect a reverse stock split of the Company’s common stock at a ratio within the range of 1-for-3 to 1-for-10, as determined by the Board of Directors. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,767,968	4,139,099	31,416	209,530

Proposal 3

To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
15,836,024	1,224,413	87,576	0

Item 7.01.	Regulation FD.

On October 20, 2016, the Board of Directors of the Company elected Michael Richman as the Chairman of the Board of Directors. Mr. Richman is replacing Wayne T. Hockmeyer, Ph.D., who determined not to stand for reelection as Chairman but will continue to serve on the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: October 24, 2016	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer and Corporate Secretary